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                             CERTIFICATE OF TRUST OF
                        MASTER CONCENTRATED GROWTH TRUST


               THIS Certificate of Trust of Master Concentrated Growth Trust (the "Trust") is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C.
Section 3801, et seq.) (the "Act").

               1. Name. The name of the business trust formed hereby is Master Concentrated Growth Trust.

               2. Registered Agent. The business address of the registered office of the Trust in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the Trust's registered agent at such address is The Corporation Trust Company.

               3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

               4. Investment Company. The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.


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               IN WITNESS WHEREOF, the undersigned, has executed this
Certificate of Trust in accordance with Section 3811 (a) (1) of the Act.




                                      /s/ Susan B. Baker
                                      ---------------------------------------
                                      Susan B. Baker, as Trustee



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